Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
SECOND QUARTER OF FISCAL 2016 EARNINGS

    Riverside, Calif. – January 26, 2016 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced second quarter earnings for the fiscal year ending June 30, 2016.
    For the quarter ended December 31, 2015, the Company reported net income of $982,000, or $0.11 per diluted share (on 8.60 million average diluted shares outstanding), down from net income of $2.33 million, or $0.25 per diluted share (on 9.24 million average diluted shares outstanding), in the comparable period a year ago.  The decrease in net income for the second quarter of fiscal 2016 was primarily attributable to decreases in net interest income and non-interest income, partly offset by a decrease in the provision for income taxes, compared to the same period one year ago.
    “Mortgage banking fundamentals deteriorated this quarter which resulted in the decline in net income.  Rising mortgage interest rates negatively impacted loan originations while loan sale margins also declined during the current quarter.  The volatility associated with the mortgage banking business is not unusual and we have successfully responded to similar volatility in the past,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We are encouraged by the results in our community banking business.  The growth in loans held for investment was realized as a result of stronger loan originations and purchases; we continue to increase core deposits and reduce certificates of deposits, improving our funding composition; and asset quality remains sound,” he concluded.
    Return on average assets for the second quarter of fiscal 2016 decreased to 0.34 percent from 0.84 percent for the same period of fiscal 2015 while return on average stockholders’ equity for the second quarter of fiscal 2016 decreased to 2.83 percent from 6.42 percent for the comparable period of fiscal 2015.
    On a sequential quarter basis, the second quarter of fiscal 2016 net income reflects a $1.46 million, or 60 percent, decrease from net income of $2.44 million in the first quarter of fiscal 2016.  The decrease in net income in the second quarter of fiscal 2016 compared to the first quarter of fiscal 2016 was primarily attributable to a decrease of $477,000 in net interest income and a decrease of $2.85 million in non-interest income, partly offset by an increase of $324,000 in the recovery from the allowance for loan losses, a decrease of $501,000 in non-interest expense and a decrease of $1.04 million in the provision for income taxes.  Diluted earnings per share for the second quarter of fiscal 2016 were $0.11 per share, down 61 percent, from the $0.28 per share during the first quarter of fiscal 2016.  Return on average assets decreased to 0.34 percent for the second quarter of fiscal 2016 from 0.83 percent in the first quarter of fiscal 2016; and return on average stockholders’ equity for the second quarter of fiscal 2016 was 2.83 percent, compared to 6.96 percent for the first quarter of fiscal 2016.
    For the six months ended December 31, 2015, net income decreased $1.29 million, or 27 percent, to $3.43 million from $4.72 million in the comparable period ended December 31, 2014; and diluted earnings per share for the six months ended

December 31, 2015 decreased $0.11, or 22 percent, to $0.39 from $0.50 for the comparable six month period last year.
    Net interest income decreased $521,000, or six percent, to $7.59 million in the second quarter of fiscal 2016 from $8.11 million for the same quarter of fiscal 2015, attributable to a decrease in the net interest margin, partly offset by a higher average earning assets balance. The net interest margin during the second quarter of fiscal 2016 decreased 33 basis points to 2.68 percent from 3.01 percent in the same quarter last year.  The decrease was primarily due to the decrease in the average yield of interest-earning assets and the increase in the average cost of interest-bearing liabilities.  The average yield of interest-earning assets decreased by 28 basis points to 3.31 percent in the second quarter of fiscal 2016 from 3.59 percent in the same quarter last year, while the average cost of liabilities increased by four basis points to 0.69 percent in the second quarter of fiscal 2016 from 0.65 percent in the same quarter last year.
    The average balance of loans outstanding, including loans held for sale, decreased by $11.5 million, or one percent, to $922.7 million in the second quarter of fiscal 2016 from $934.2 million in the same quarter of fiscal 2015, primarily due to a decrease in average loans held for sale attributable to lower mortgage banking activity, partly offset by an increase in average loans held for investment, primarily in multi-family loans.  The average yield on loans receivable decreased by 12 basis points to 3.89 percent in the second quarter of fiscal 2016 from an average yield of 4.01 percent in the same quarter of fiscal 2015.  The decrease in the average loan yield was primarily attributable to payoffs of loans which had a higher yield than the average yield of loans held for investment and a lower average yield on loans held for sale.  The average balance of loans held for sale in the second quarter of fiscal 2016 was $120.4 million with an average yield of 3.81 percent as compared to $143.5 million with an average yield of 3.93 percent in the same quarter of fiscal 2015.  Loans originated and purchased for investment in the second quarter of fiscal 2016 totaled $52.4 million, consisting primarily of multi-family and single-family loans.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $21.2 million to $474.6 million at December 31, 2015 from $453.4 million at June 30, 2015.  The percentage of preferred loans to total loans held for investment at December 31, 2015 increased to 58 percent from 55 percent at June 30, 2015.  Loan principal payments received in the second quarter of fiscal 2016 were $37.7 million, compared to $43.0 million in the same quarter of fiscal 2015.
    The average balance of investment securities decreased by $735,000, or four percent, to $15.6 million in the second quarter of fiscal 2016 from $16.3 million in the same quarter of fiscal 2015.  The decrease was attributable to principal payments received on mortgage-backed securities during the last 12 months, partly offset by mortgage-backed security purchases in December 2015.  The average yield on investment securities increased six basis points to 1.82 percent in the second quarter of fiscal 2016 from 1.76 percent for the same quarter of fiscal 2015.  The increase in the average yield was primarily attributable to the repricing of adjustable rate mortgage-backed securities.
    In the second quarter of fiscal 2016, the Federal Home Loan Bank (“FHLB”) – San Francisco distributed a $179,000 cash dividend to the Bank, up from the $132,000 cash dividend received by the Bank in the same quarter last year.

    The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, increased $65.6 million, or 55 percent, to $185.1 million in the second quarter of fiscal 2016 from $119.5 million in the same quarter of fiscal 2015.  The increase in interest-earning deposits was primarily due to temporarily investing excess cash from ongoing business activities in short-term, highly liquid instruments as part of the Company’s interest rate risk management strategy.  The average yield earned on interest-earning deposits in the second quarter of fiscal 2016 was 0.28 percent, up from 0.25 percent from the same quarter of fiscal 2015 but significantly lower than the yield that could have been earned if the excess liquidity was deployed in loans or investment securities.
    Average deposits increased $13.3 million, or one percent, to $921.4 million in the second quarter of fiscal 2016 from $908.1 million in the same quarter of fiscal 2015.  The average cost of deposits decreased by five basis points to 0.48 percent in the second quarter of fiscal 2016 from 0.53 percent in the same quarter last year, primarily due to higher cost time deposits repricing to lower current market interest rates and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or “core deposits” increased $17.7 million, or three percent, to $596.1 million at December 31, 2015 from $578.4 million at June 30, 2015, while time deposits decreased $24.1 million, or seven percent, to $321.6 million at December 31, 2015 from $345.7 million at June 30, 2015, consistent with the Bank’s strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.

    The average balance of borrowings, which consisted of FHLB – San Francisco advances, increased $49.9 million, or 121 percent, to $91.3 million and the average cost of advances decreased 41 basis points to 2.81 percent in the second quarter of fiscal 2016, compared to an average balance of $41.4 million and an average cost of 3.22 percent in the same quarter of fiscal 2015.  The increase in borrowings was primarily attributable to newly acquired long-term advances during the second half of fiscal 2015 to protect against rising interest rates.
    During the second quarter of fiscal 2016, the Company recorded a recovery from the allowance for loan losses of $362,000 compared to the recovery of $354,000 recorded during the same period of fiscal 2015 and the $38,000 recovery recorded in the first quarter of fiscal 2016 (sequential quarter).
    Non-performing assets, with underlying collateral primarily located in California, increased to $17.1 million, or 1.47 percent of total assets, at December 31, 2015, compared to $16.3 million, or 1.39 percent of total assets, at June 30, 2015.  Non-performing loans at December 31, 2015 decreased $1.8 million or 13 percent since June 30, 2015 to $12.2 million and were primarily comprised of 38 single-family loans ($10.1 million); three multi-family loans ($2.0 million); and one commercial business loan ($80,000).  Real estate owned acquired in the settlement of loans at December 31, 2015 increased $2.5 million, or 104 percent, to $4.9 million (six properties) from $2.4 million (three properties) at June 30, 2015.  The real estate owned at December 31, 2015 was comprised of one commercial real estate property ($782,000) and five single-family real estate properties ($4.1 million).

    Net recoveries for the quarter ended December 31, 2015 were $96,000 or 0.04 percent (annualized) of average loans receivable, compared to net recoveries of $159,000 or 0.07 percent (annualized) of average loans receivable for the quarter ended December 31, 2014 and net recoveries of $348,000 or 0.14 percent (annualized) of average loans receivable for the quarter ended September 30, 2015 (sequential quarter).
    Classified assets at December 31, 2015 were $26.0 million, comprised of $6.0 million of loans in the special mention category, $15.1 million of loans in the substandard category and $4.9 million in real estate owned.  Classified assets at June 30, 2015 were $31.1 million, comprised of $8.2 million of loans in the special mention category, $20.5 million of loans in the substandard category and $2.4 million in real estate owned.
    For the quarter ended December 31, 2015, no loans were restructured from their original terms or newly classified as a restructured loan.  As of December 31, 2015, the outstanding balance of restructured loans that have not returned to their original promissory note terms was $4.8 million: one loan was classified as special mention ($666,000, on accrual status); and 11 loans were classified as substandard ($4.1 million, all are on non-accrual status).  As of December 31, 2015, $2.4 million, or 50 percent, of restructured loans were current with respect to their modified payment terms.
    The allowance for loan losses was $8.8 million at December 31, 2015, or 1.07 percent of gross loans held for investment, compared to $8.7 million at June 30, 2015, or 1.06 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at December 31, 2015.

    Non-interest income decreased by $1.90 million, or 20 percent, to $7.60 million in the second quarter of fiscal 2016 from $9.50 million in the same period of fiscal 2015, primarily as a result of a $2.00 million decrease in the gain on sale of loans.  On a sequential quarter basis, non-interest income decreased $2.85 million, or 27 percent, primarily as a result of a decrease in the gain on sale of loans.
    The gain on sale of loans decreased to $6.04 million for the quarter ended December 31, 2015 from $8.04 million in the comparable quarter last year, reflecting the impact of a lower loan sale volume.  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $432.4 million in the quarter ended December 31, 2015, down $135.2 million, or 24 percent, from $567.6 million in the comparable quarter last year.  The average loan sale margin for mortgage banking was 140 basis points for the quarter ended December 31, 2015, unchanged from the same quarter last year but down 25 basis points from 165 basis points in the first quarter of fiscal 2016 (sequential quarter).  The gain on sale of loans includes an unfavorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net loss of $1.81 million in the second quarter of fiscal 2016, compared to a favorable fair-value adjustment that amounted to a net gain of $1.60 million in the same period last year.
    In the second quarter of fiscal 2016, a total of $472.5 million of loans were originated and purchased for sale, 16 percent lower than the $565.7 million for the same period last year, and 13 percent lower than the $540.3 million during the first quarter of fiscal 2016 (sequential quarter).  The loan origination volume has decreased from the previous year because increased mortgage interest rates have reduced refinance activity.  Total loans sold during the quarter ended December 31, 2015 were $458.4 million, 12 percent, lower than the $519.9 million sold during the same quarter last year, and 24 percent lower than the $601.0 million sold during the first quarter of fiscal 2016 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $524.9 million in the second quarter of fiscal 2016, a decrease of 15 percent from $616.1 million in the same quarter of fiscal 2015, and nine percent lower than the $575.5 million in the first quarter of fiscal 2016 (sequential quarter).
    The sale and operations of real estate owned acquired in the settlement of loans resulted in a net gain of $35,000 in the second quarter of fiscal 2016, compared to a net loss of $51,000 in the comparable period last year.  One real estate owned property was sold in the quarter ended December 31, 2015 compared to two real estate owned properties sold in the same quarter last year.  Four real estate owned properties were acquired in the settlement of loans during the second quarter of fiscal 2016, the same number of properties acquired in the comparable period last year.  As of December 31, 2015, the real estate owned balance was $4.9 million (six properties), compared to $2.4 million (three properties) at June 30, 2015.
    Non-interest expenses decreased slightly to $13.86 million in the second quarter of fiscal 2016 from $13.91 million in the same quarter last year.  The decrease was a result of lower professional, sales and marketing, and other operating expenses partly offset by nominal increases in salaries and employee benefits, premises and occupancy, equipment and deposit insurance premiums and regulatory assessments expenses.
    The Company’s efficiency ratio deteriorated to 91 percent in the second quarter of fiscal 2016 from 79 percent in the second quarter of fiscal 2015.  The increase in the efficiency ratio was primarily the result of the decreases in net interest income and non-interest income.
    The Company’s provision for income taxes was $708,000 for the second quarter of fiscal 2016, a decrease of $1.01 million or 59 percent, from $1.72 million in the same quarter last year, as a result of the decrease in income before taxes.  The effective income tax rate for the quarter ended December 31, 2015 was 41.9 percent as compared to 42.5 percent in the same quarter last year.  The Company believes that the tax provision recorded in the second quarter of fiscal 2016 reflects its current income tax obligations.
    The Company repurchased 90,955 shares of its common stock during the quarter ended December 31, 2015 at an average cost of $17.97 per share.  As of December 31, 2015, a total of 388,551 shares or 90 percent of the shares authorized in the April 2015 stock repurchase plan have been purchased, leaving 42,100 shares available for future purchases from the April 2015 plan and 421,633 shares available for future purchases from the October 2015 plan.
    The Bank currently operates 15 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and 13 retail loan production offices located throughout California.  On December 21, 2015, the Company announced that the Bank has filed a notice with the Office of the Comptroller of the Currency that the Bank intends to close its Iris Plaza Branch in Moreno Valley, California on or about March 31, 2016 and that the Bank will transfer all customer relationships to its Moreno Valley Heacock Branch.
    The Company will host a conference call for institutional investors and bank analysts on Wednesday, January 27, 2016 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-230-1093 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Wednesday, February 3, 2016 by dialing 1-800-475-6701 and referencing access code number 384428.
    For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)

	December 31, 2015	September 30, 2015	June 30, 2015
Assets
Cash and cash equivalents	$111,359	$156,146	$81,403
Investment securities – held to maturity, at cost	10,963	800	800
Investment securities - available for sale, at fair value	12,678	13,461	14,161
Loans held for investment, net of allowance for loan losses of $8,768; $9,034 and $8,724, respectively; includes $4,210, $4,036 and $4,518 at fair value, respectively	813,888	805,686	814,234
Loans held for sale, at fair value	175,998	163,644	224,715
Accrued interest receivable	2,612	2,640	2,839
Real estate owned, net	4,913	3,674	2,398
FHLB – San Francisco stock	8,094	8,094	8,094
Premises and equipment, net	5,158	5,259	5,417
Prepaid expenses and other assets	18,879	17,833	20,494

Total assets	$1,164,542	$1,177,237	$1,174,555

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$63,481	$68,101	$67,538
Interest-bearing deposits	854,268	856,765	856,548
Total deposits	917,749	924,866	924,086

Borrowings	91,334	91,351	91,367
Accounts payable, accrued interest and other liabilities	17,594	21,766	17,965
Total liabilities	1,026,677	1,037,983	1,033,418

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,786,865; 17,779,865 and 17,766,865 shares issued, respectively; 8,345,723; 8,429,678 and 8,634,607 shares outstanding, respectively)

	178	178	177
Additional paid-in capital	89,604	89,278	88,893
Retained earnings	189,590	189,617	188,206
Treasury stock at cost (9,441,142; 9,350,187 and 9,132,258 shares, respectively)
	(141,753)	(140,119)	(136,470)
Accumulated other comprehensive income, net of tax	246	300	331

Total stockholders’ equity	137,865	139,254	141,137

Total liabilities and stockholders’ equity	$1,164,542	$1,177,237	$1,174,555

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Interest income:
Loans receivable, net	$8,979	$9,376	$18,469	$18,571
Investment securities	71	72	138	148
FHLB – San Francisco stock	179	132	379	276
Interest-earning deposits	134	76	234	170
Total interest income	9,363	9,656	19,220	19,165

Interest expense:
Checking and money market deposits	122	110	239	214
Savings deposits	169	160	337	317
Time deposits	835	940	1,693	1,916
Borrowings	648	336	1,296	671
Total interest expense	1,774	1,546	3,565	3,118

Net interest income	7,589	8,110	15,655	16,047
Recovery from the allowance for loan losses	(362)	(354)	(400)	(1,172)
Net interest income, after recovery from the allowance for loan losses	7,951	8,464	16,055	17,219

Non-interest income:
Loan servicing and other fees	306	291	417	559
Gain on sale of loans, net	6,044	8,042	14,968	15,694
Deposit account fees	590	604	1,200	1,230
Gain (loss) on sale and operations of real estate owned acquired in the settlement of loans	35	(51)	264	(70)
Card and processing fees	352	336	714	692
Other	271	275	484	502
Total non-interest income	7,598	9,497	18,047	18,607

Non-interest expense:
Salaries and employee benefits	9,971	9,950	20,763	19,531
Premises and occupancy	1,170	1,150	2,278	2,498
Equipment	430	414	809	886
Professional expenses	472	493	972	957
Sales and marketing expenses	334	399	596	730
Deposit insurance premiums and regulatory assessments	250	238	512	511
Other	1,232	1,268	2,289	2,538
Total non-interest expense	13,859	13,912	28,219	27,651

Income before taxes	1,690	4,049	5,883	8,175
Provision for income taxes	708	1,721	2,458	3,457
Net income	$982	$2,328	$3,425	$4,718

Basic earnings per share	$0.12	$0.26	$0.40	$0.51
Diluted earnings per share	$0.11	$0.25	$0.39	$0.50
Cash dividends per share	$0.12	$0.11	$0.24	$0.22

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	December 31,	September 30,
	2015	2015
Interest income:
Loans receivable, net	$8,979	$9,490
Investment securities	71	67
FHLB – San Francisco stock	179	200
Interest-earning deposits	134	100
Total interest income	9,363	9,857

Interest expense:
Checking and money market deposits	122	117
Savings deposits	169	168
Time deposits	835	858
Borrowings	648	648
Total interest expense	1,774	1,791

Net interest income	7,589	8,066
Recovery from the allowance for loan losses	(362)	(38)
Net interest income, after recovery from the allowance for loan losses	7,951	8,104

Non-interest income:
Loan servicing and other fees	306	111
Gain on sale of loans, net	6,044	8,924
Deposit account fees	590	610
Gain on sale and operations of real estate owned acquired in the settlement of loans, net	35	229
Card and processing fees	352	362
Other	271	213
Total non-interest income	7,598	10,449

Non-interest expense:
Salaries and employee benefits	9,971	10,792
Premises and occupancy	1,170	1,108
Equipment	430	379
Professional expenses	472	500
Sales and marketing expenses	334	262
Deposit insurance premiums and regulatory assessments	250	262
Other	1,232	1,057
Total non-interest expense	13,859	14,360

Income before taxes	1,690	4,193
Provision for income taxes	708	1,750
Net income	$982	$2,443

Basic earnings per share	$0.12	$0.29
Diluted earnings per share	$0.11	$0.28
Cash dividends per share	$0.12	$0.12

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
SELECTED FINANCIAL RATIOS:
Return on average assets	0.34%	0.84%	0.58%	0.85%
Return on average stockholders’ equity	2.83%	6.42%	4.91%	6.50%
Stockholders’ equity to total assets	11.84%	12.98%	11.84%	12.98%
Net interest spread	2.62%	2.94%	2.68%	2.92%
Net interest margin	2.68%	3.01%	2.75%	2.99%
Efficiency ratio	91.26%	79.01%	83.73%	79.79%
Average interest-earning assets to average
interest-bearing liabilities	111.73%	113.43%	112.02%	113.44%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.12	$0.26	$0.40	$0.51
Diluted earnings per share	$0.11	$0.25	$0.39	$0.50
Book value per share	$16.52	$16.05	$16.52	$16.05
Shares used for basic EPS computation	8,396,093	9,120,326	8,480,983	9,186,847
Shares used for diluted EPS computation	8,600,255	9,237,941	8,672,288	9,353,217
Total shares issued and outstanding	8,345,723	8,995,149	8,345,723	8,995,149

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$248,289	$259,140	$523,387	$510,471
Wholesale originations and purchases	224,214	306,517	489,405	568,956
Total loans originated and purchased for sale	$472,503	$565,657	$1,012,792	$1,079,427

LOANS SOLD:
Servicing released	$437,575	$512,728	$1,027,165	$1,001,469
Servicing retained	20,844	7,144	32,265	8,828
Total loans sold	$458,419	$519,872	$1,059,430	$1,010,297

	As of	As of	As of	As of	As of
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/14
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$768	$768	$768	$731	$711
Allowance for loan losses	$8,768	$9,034	$8,724	$8,712	$8,693
Non-performing loans to loans held for investment, net	1.50%	1.83%	1.71%	1.28%	1.40%
Non-performing assets to total assets	1.47%	1.57%	1.39%	1.13%	1.32%
Allowance for loan losses to gross non- performing loans	67.35%	57.33%	59.77%	79.74%	73.88%
Allowance for loan losses to gross loans held
for investment	1.07%	1.11%	1.06%	1.05%	1.08%
Net recoveries to average loans receivable (annualized)	(0.04)%	(0.14)%	(0.04)%	(0.05)%	(0.07)%
Non-performing loans	$12,187	$14,764	$13,946	$10,521	$11,151
Loans 30 to 89 days delinquent	$522	$1,219	$1,335	$4,445	$291

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/14
Recourse provision (recovery) for loans sold	$30	$3	$72	$42	$(1)
Recovery from the allowance for loan losses	$(362)	$(38)	$(104)	$(111)	$(354)
Net recoveries	$(96)	$(348)	$(116)	$(130)	$(159)

	As of	As of	As of	As of	As of
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/14(1)
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.85%	9.68%	10.68%	10.79%	10.70%
Common equity tier 1 capital ratio	16.18%	16.32%	17.22%	15.81%	N/A
Tier 1 risk-based capital ratio	16.18%	16.32%	17.22%	15.81%	15.15%
Total risk-based capital ratio	17.43%	17.58%	18.47%	17.04%	16.26%

REGULATORY CAPITAL RATIOS (COMPANY):
Tier 1 leverage ratio	11.77%	11.82%	11.94%	12.47%	N/A
Common equity tier 1 capital ratio	19.32%	19.92%	19.24%	18.27%	N/A
Tier 1 risk-based capital ratio	19.32%	19.92%	19.24%	18.27%	N/A
Total risk-based capital ratio	20.57%	21.17%	20.49%	19.50%	N/A

(1) On January 1, 2015 the Bank and the Company implemented the Basel III capital protocol consistent with regulatory requirements which were not applicable in prior periods.

	As of December 31,
	2015		2014
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	0.56%	$800	0.50%
U.S. government sponsored enterprise MBS	10,163	1.67	-	-
Total investment securities held to maturity	$10,963	1.59%	$800	0.50%

Available for sale (at fair value):
U.S. government agency MBS	$7,254	1.76%	$8,491	1.63%
U.S. government sponsored enterprise MBS	4,627	2.47	5,837	2.35
Private issue collateralized mortgage obligations	654	2.50	799	2.40
Common stock – community development financial institution	143	0.84	250	-
Total investment securities available for sale	$12,678	2.05%	$15,377	1.91%

Total investment securities	$23,641	1.83%	$16,177	1.84%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	As of December 31,
	2015		2014
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$343,999	3.40%	$377,089	3.26%
Multi-family (5 or more units)	372,100	4.31	322,279	4.56
Commercial real estate	98,574	4.99	100,850	5.44
Construction	10,173	6.80	4,378	5.28
Other	72	6.25	-	-
Commercial business	487	6.49	859	6.27
Consumer	241	10.20	265	10.13
Total loans held for investment	825,646	4.05%	805,720	4.07%

Undisbursed loan funds	(6,725)		(2,281)
Advance payments of escrows	101		205
Deferred loan costs, net	3,634		2,832
Allowance for loan losses	(8,768)		(8,693)
Total loans held for investment, net	$813,888		$797,783

Purchased loans serviced by others included above	$5,289	4.82%	$5,461	4.82%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of December 31,
	2015		2014
	Balance	Rate	Balance	Rate (1)

DEPOSITS:
Checking accounts – non interest-bearing	$63,481	-%	$55,804	-%
Checking accounts – interest-bearing	237,688	0.15	217,318	0.15
Savings accounts	262,939	0.26	244,925	0.26
Money market accounts	32,017	0.32	29,463	0.34
Time deposits	321,624	1.02	358,002	1.04
Total deposits	$917,749	0.48%	$905,512	0.53%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	-	-	-	-
Over one year to two years	48	6.49	-	-
Over two years to three years	10,000	3.01	70	6.49
Over three years to four years	10,000	1.53	10,000	3.01
Over four years to five years	10,000	3.92	10,000	1.53
Over five years	61,286	2.75	21,330	4.01
Total borrowings	$91,334	2.78%	$41,400	3.17%

The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	December 31, 2015		December 31, 2014
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$922,719	3.89%	$934,214	4.01%
Investment securities	15,613	1.82%	16,348	1.76%
FHLB – San Francisco stock	8,094	8.85%	7,056	7.48%
Interest-earning deposits	185,100	0.28%	119,493	0.25%
Total interest-earning assets	$1,131,526	3.31%	$1,077,111	3.59%
Total assets	$1,168,447		$1,112,602

Deposits	$921,418	0.48%	$908,145	0.53%
Borrowings	91,340	2.81%	41,406	3.22%
Total interest-bearing liabilities	$1,012,758	0.69%	$949,551	0.65%
Total stockholders’ equity	$138,792		$145,053

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

	Six Months Ended		Six Months Ended
	December 31, 2015		December 31, 2014
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$942,677	3.92%	$917,008	4.05%
Investment securities	15,131	1.82%	16,679	1.77%
FHLB – San Francisco stock	8,094	9.36%	7,056	7.82%
Interest-earning deposits	171,442	0.27%	133,612	0.25%
Total interest-earning assets	$1,137,344	3.38%	$1,074,355	3.57%
Total assets	$1,171,790		$1,109,540

Deposits	$923,950	0.49%	$905,648	0.54%
Borrowings	91,348	2.81%	41,413	3.21%
Total interest-bearing liabilities	$1,015,298	0.70%	$947,061	0.65%
Total stockholders’ equity	$139,644		$145,107

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)

	As of	As of	As of	As of	As of
	12/31/15	09/30/15	06/30/15	03/31/15	12/31/14
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$7,652	$8,807	$7,010	$4,761	$4,561
Multi-family	394	399	653	582	589
Commercial real estate	-	1,016	680	444	728
Total	8,046	10,222	8,343	5,787	5,878

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	2,502	2,879	2,902	2,037	2,792
Multi-family	1,559	1,576	1,593	1,580	1,591
Commercial real estate	-	-	1,019	1,024	792
Commercial business loans	80	87	89	93	98
Total	4,141	4,542	5,603	4,734	5,273

Total non-performing loans	12,187	14,764	13,946	10,521	11,151

Real estate owned, net	4,913	3,674	2,398	3,190	3,496
Total non-performing assets	$17,100	$18,438	$16,344	$13,711	$14,647

Restructured loans on accrual status:
Mortgage loans:
Single-family	$666	$980	$989	$2,023	$687
Total	$666	$980	$989	$2,023	$687

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value credit adjustments.